SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                             FORM 8-K


                          CURRENT REPORT
                  Pursuant to Section 13 or 15(d)
              of The Securities Exchange Act of 1934


  Date of Report (Date of Earliest Event Reported) May 18, 1998





                       INNKEEPERS USA TRUST
     (Exact name of registrant as specified in its charter)



    Maryland                0-24568           65-0503831
 (State or other          (Commission       (IRS Employer
  jurisdiction              File No.)     Identification No.)
of incorporation)




                   306 Royal Poinciana Plaza
                  Palm Beach, Florida  33480
           (Address of principal executive offices)




                         (561) 835-1800
    (Registrant's telephone number, including area code)

                               N/A
 (former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

ISSUANCE OF SERIES A PREFERRED SHARES

     On May 18, 1998, Innkeepers USA Trust, a Maryland real estate investment trust (the "Company"), issued 4,200,000 8.625% Series A Cumulative Convertible Preferred Shares of Beneficial Interest, par value $.01 per share (the "Series A Preferred Shares"), pursuant to Rule 144A of the Securities Act of 1933 (the "Securities Act"). Also on May 18, 1998, the Company issued 50,000 shares of Series A Preferred Shares to executive officers and members of the Board of Trustees of the Company and their families pursuant to Regulation D of the Rules and Regulations under the Securities Act. On May 28, 1998, the Company issued an additional 380,000 Series A Preferred Shares pursuant to Rule 144A. The Series A Preferred Shares are the Company's only outstanding series or class of preferred shares.

     The terms of the Series A Preferred Shares are set forth in the Articles Supplementary to the Company's Declaration of Trust included as Exhibit 3.1 hereto. The Series A Preferred Shares have a liquidation preference amount of $25.00 per share (the "Liquidation Preference Value"). With respect to rights to receive dividends and to participate in distributions or payments in the event of liquidation, dissolution or winding up of the Company, the Series A Preferred Shares rank senior to the Company's Common Shares (defined below) and any other capital shares of the Company which do not, by their terms, rank senior to or pari passu with the Series A Preferred Shares. Dividends on the Series A Preferred Shares are cumulative from July 28, 1998, and will be paid when, as and if declared by the Board of Trustees of the Company in an amount per share equal to the greater of (i) $0.53906 per quarter (or $2.15264 per annum, which is equal to a rate of 8.625% of the Liquidation Preference Value per annum) or (ii) the cash dividend (exclusive of non-regular dividends such as a special capital gain distribution) declared on the number of common shares of beneficial interest of the Company, par value $.01 per share ("Common Shares") (or portions thereof) into which one Series A Preferred Share is convertible. Series A Preferred Shares are convertible, in whole or in part, at any time, at the option of the holder, into Common Shares at a price of $16.8794 per Common Share (equivalent to a conversion rate of 1.4811 Common Shares for each Series A Preferred Share), subject to adjustment under certain circumstances as described in the Articles Supplementary. Accrued but unpaid distributions on the Series A Preferred Shares do not bear interest and holders of the Series A Preferred Shares are not entitled to any distributions in excess of full cumulative distributions as described above.

     Except as indicated below, the holders of Series A Preferred Shares have no voting rights. If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Shares or any other shares of beneficial interest that rank in parity as to the payment of dividends or amounts upon liquidation with the Series A Preferred Shares ("Parity Shares") are in arrears, whether or not earned or declared, the number of Trustees then constituting the Board of Trustees of the Company will be increased by two and the holders of the Series A Preferred Shares, voting together as a class with the holders of any other series of Parity Shares (any other such series, the "Voting Preferred Shares"), will have the right to elect two additional Trustees to serve on the Company's Board of Trustees at an annual meeting of shareholders or a properly called special meeting of the holders of the Series A Preferred Shares and such Voting Preferred Shares and at each subsequent annual meeting of shareholders (or special meeting held in place thereof at which Trustees are to be elected) until all such dividends and dividends for the current quarterly period on the Series A Preferred Shares have been paid or declared and set aside for payment, at which time such two additional Trustees shall resign from the Board of Trustees. Any proposed amendment to the Declaration of Trust of the Company or the Articles Supplementary which would create a class of preferred shares ranking senior to the Series A Preferred Shares as to dividends and upon liquidation will require the approval of the holders of 66 2/3% of the outstanding Series A Preferred Shares.

     Except as otherwise provided under the Declaration of Trust or to protect the Company's status as a REIT or to prevent the Company's assets from being deemed plan assets under the plan asset regulation promulgated by the Department of Labor under ERISA at 29 C.F.R. 2510:3-101, Series A Preferred Shares are not redeemable by the Company prior to May 18, 2003. On or after May 19, 2003, the Company, at its option upon not less than 30 nor more than 60 days' written notice, may redeem the Series A Preferred Shares, in whole or in part, at any time or from time to time at a price equal to the Liquidation Preference Value plus accrued and unpaid dividends, payable at the Company's option in
(i) Common Shares equal in number to (A) the Liquidation Preference Value plus accrued and unpaid dividends divided by (B) the average closing price of the Common Shares on the NYSE for the 10 days prior to the business day immediately preceding the date of redemption or (ii) cash.

     Upon liquidation, dissolution or winding up of the Company, the holders of Series A Preferred Shares will receive an amount equal to the Liquidation Preference Value per share plus all accrued and unpaid dividends through the date of liquidation, dissolution or winding up. Until the holders of the Series A Preferred Shares have been paid the Liquidation Preference Value and all accrued and unpaid dividends in full, no payment will be made to any holder of shares of beneficial interest that rank junior as to the payment of dividends or amounts upon liquidation with the Series A Preferred Shares upon the liquidation, dissolution or winding up of the Company.

     The Series A Preferred Shares are eligible for trading on the PORTAL Market of the National Association of Securities Dealers, Inc. The Series A Preferred Shares and the Common Shares issuable upon conversion thereof have not been registered under the Securities Act and are subject to certain restrictions on transfer.

     Pursuant to an agreement between the Company and the initial purchaser of the Series A Preferred Shares (the "Registration Rights Agreement"), the Company has agreed, for the benefit of the holders of Series A Preferred Shares and any Common Shares issued upon conversion thereof, that no later than July 17, 1998, the Company will file a shelf registration statement on Form S-3 with the Securities and Exchange Commission (the "Resale Shelf") to register for resale the Series A Preferred Shares and the Common Shares issued upon conversion thereof. If the Resale Shelf (i) has not been filed by July 17, 1998, (ii) subject to certain exceptions, has not been declared effective by September 15, 1998 or, (iii) after it has been declared effective, ceases to be effective or usuable (subject to certain exceptions), special additional distributions will be payable to holders of Series A Preferred Shares or Common Shares entitled to such registration under the Registration Rights Agreement until the Resale Shelf becomes (or again becomes) effective and/or usable.

     The Company raised $101,556,000 in the private placement pursuant to Rule 144A completed May 18, 1998, net of the underwriting discount of $3,444,000 paid to EVEREN Securities, Inc., which acted as initial purchaser in the private placement ("Initial Purchaser"). The Company raised $1,209,000 in the private placement pursuant to Regulation D completed May 18, 1998. The Company raised $9,188,400 in the private placement completed May 28, 1998, net of the underwriting discount of $311,600 paid to the Initial Purchaser.

Exhibits                      Description

3.1          Articles Supplementary to the Declaration of Trust

99.1         Company's Press Release dated May 19, 1998.

                         SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on behalf by the undersigned thereunto duly authorized.

                              INNKEEPERS USA TRUST



                              By:  /s/ Mark A. Murphy
                                   Mark A. Murphy
                                   Secretary and General Counsel

Date:  June 17, 1998

                         EXHIBIT INDEX

Exhibits                      Description

3.1          Articles Supplementary to the Declaration of Trust

99.1         Company's Press Release dated May 19, 1998.